EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of BigBreak 101 Limited Group

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BigBreak 101 Limited Group (the “Company”) as of December 31, 2018 and 2017, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period October 10, 2017 (Inception) through December 31, 2017 and through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the period October 10, 2017 (Inception) through December 31, 2017 and through December 31, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2019

Lakewood, CO

August 12, 2019

BIGBREAK 101 LIMITED GROUP
Balance Sheets
	December 31, 2018	October 10, 2017 (Inception) to December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$10,974	$-
Other current assets	34,606	-
Total Current Assets	45,580	-

TOTAL ASSETS	$45,580	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Total Liabilities	$-	$-

Stockholders’ Equity
Owner’s withdraws	(64,289)	(10,977)
Retained earnings	109,869	10,977
Total Stockholders’ Equity ( Deficit)	45,580	-
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,580	$-

The accompanying notes are an integral part of these financial statements.

BIGBREAK 101 LIMITED GROUP
Statements of Operations

	Year Ended December 31,2018	October 10, 2017 (Inception) to December 31, 2017

REVENUE	$113,150	$13,650

OPERATING EXPENSES
Cost of Services	14,044	2,498
General and administrative	213	175
Total Operating Expenses	14,258	2,673

PROFIT FROM OPERATIONS	98,892	10,977

PROFIT BEFORE INCOME TAXES	98,892	10,977
Provision for income taxes	-	-

NET PROFIT	$98,892	$10,977

The accompanying notes are an integral part of these financial statements.

BIGBREAK 101 LIMITED GROUP
Statements of Owner’s’ Equity (Deficit)

	Owner’s	Retained	Owner’s
	Withdraws	Earnings	Equity

Balance - October 10, 2017 (Inception)	$-	$-	$-
Owner’s deposits	-	-	-
Owner’s withdrawal	(10,977)	-	(10,977)
Net profit	-	10,977	10,977
Balance - December 31, 2017	$(10,977)	$10,977	$-
Owner’s deposits	-	-	-
Owner’s withdrawal	(53,312)	-	(53,312)
Net profit	-	98,892	98,892
Balance - December 31, 2018	$(64,289)	$109,869	$45,580

The accompanying notes are an integral part of these financial statements.

BIGBREAK 101 LIMITED GROUP
Statements of Cash Flows

	December 31, 2018	October 10, 2017 (Inception) to December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net profit	$98,892	$10,977
Changes in operating assets and liabilities:
Other current assets	(34,606)	-
Net cash provided by operating activities	64,286	10,977

CASH FLOWS FROM FINANCING ACTIVITIES
Payments made by owner	-	-
Owner’s withdrawal	(53,312)	(10,977)
Net cash used in financing activities	(53,312)	(10,977)

Net increase (decrease) in cash and cash equivalents	10,974	-
Cash and cash equivalents - beginning of period	-	-
Cash and cash equivalents - end of period	$10,974	$-

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

BIGBREAK 101 LIMITED GROUP

Notes to the Financial Statements

December 31, 2018

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

BigBreak 101 Limited Group (the “Company”) operates as a sole proprietorship out of Los Angeles, CA. The Company’s fiscal year end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments. The Company does not currently have any accounting estimates.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606,”Revenue Recognition.”

The Company recognizes revenue from contracts based on the following:

-	Step 1: identify contracts with customers
-	Step 2: identify the performance obligations in the contract
-	Step 3: determine the transaction price
-	Step 4: allocate the transaction price to the performance obligations in the contract
-	Step 5: recognize revenue when/as the entity satisfies the obligation

The Company receives collection on payments upon completion of the respective contract.

Accounts Receivable

The Company records accounts receivable in accordance with ASC 310, “Receivables.” Receivables consist of sale of products and services that have been made, but cash has not yet been received. The terms of receivables are typically 30 days after sale. As of December 31, 2018, and December 31, 2017, amounts of nil were recorded as accounts receivable.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASC 842”). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018. The Company is evaluating the adoption of ASC 842, but has not determined the effects it may have on the Company’s financial statements.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 – INCOME TAXES

From October 20, 2017 to December 31, 2018, the Company operated as a sole proprietorship, and therefore the Company’s owners were attributed with taxable income from inception through the period ending December 31, 2018. The Company does not have an income tax expense accrual as of December 31, 2018 or December 31, 2017, as the Company’s net income liabilities are attributed personally to the owners. No income tax provision has been recorded as of December 31, 2018, or 2017.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations. For the period ending December 31, 2018 and December 31, 2017, no litigation matters were noted.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2018, the owner withdrew $53,312 from and deposited $0 into the Company.

During the period of October 10, 2017 (inception) to December 31, 2017, the owner withdrew $10,977 from and deposited $0 into the Company.